                             EXHIBIT 3.(I)


                     CERTIFICATE OF INCORPORATION
                                  OF
                       HIGH POINT VENTURES, INC.


     The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:



     FIRST: The name of the corporation is

                HIGH POINT VENTURES, INC.

     SECOND:    The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State

Street, in the City of Dover, County of Kent, State of Delaware 19901 and the

name of the registered agent at said address is United Corporate Services, Inc.

     THIRD:     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

     FOURTH:    The corporation shall be authorized to issue the following shares:

     CLASS            NUMBER OF SHARES      PAR VALUE

     COMMON                 15,000,000           $.01

     FIFTH: The name and address of the incorporator are as follows:

     NAME                   ADDRESS

     Ray A. Barr      9 East 40th Street
                            New York, New York 10016
     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and its directors and stockholders:

           (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

           (2) The Board of Directors shall have power without the assent to vote of the stockholders:

                (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

           (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

           (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

     SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director,

except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3) liability under Section 174 of the Delaware General Corporation Law or (4)

a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General

Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware

General Corporation Law, as amended from time to time, each person that such

Sections grant the corporation the power to indemnify.

     EIGHTH: Wherever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the

application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors,

and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made,

be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be,

and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or refusal any provision contained in this certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury

this                                                 day of            , 1987.




                                 Ray A. Barr, Incorporator

                       CERTIFICATE OF AMENDMENT
                                OF THE
                     CERTIFICATE OF INCORPORATION
                                  OF
                       HIGH POINT VENTURES, INC.

                       Under Section 242 of the
               CORPORATION LAW OF THE STATE OF DELAWARE


     HIGH POINT VENTURES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written unanimous consent filed with the minutes of the board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     "1. That Article FIRST of the Certificate of Incorporation be amended and, as amended, read as follows:

     'FIRST: The name of the corporation is AVIATION EDUCATION SYSTEMS, INC.'

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in"accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Philip Wayne Elkins, its President, and attested by Louis Kelem, its Secretary, this 21st day of August, 1987.


                                 HIGH POINT VENTURES, INC.


                                 By:
                                    Philip Wayne Elkins, President
ATTEST:


By:
     Louis Kelem, Secretary

                       CERTIFICATE OF AMENDMENT
                OF THE CERTIFICATE OF INCORPORATION OF
                   AVIATION EDUCATION SYSTEMS, INC.


     Aviation Education Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, pursuant to Title 8. Section 242 of the General Corporation Law of be State of Delaware does hereby certify:

     FIRST: That the board of directors of the corporation by written consent filed with the minutes of the board adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation;

     1. That article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

           FOURTH: The corporation shall be authorized to issue the following shares:

           CLASS            NUMBER OF SHARES          PAR VALUE

           COMMON           30,000,000                $.01

     SECOND: That the aforesaid amendment was duly adopted by the directors and shareholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert W. Lynch, Jr., its President, and attested by Cindy L. Rollins, its Secretary, this 25th lay of November, 1992.

                                 AVIATION EDUCATION SYSTEMS, INC.


                                 By:
                                      Robert W. Lynch, Jr., President


ATTEST:


By:
     Cindy L. Rollins, Secretary

                       CERTIFICATE OF AMENDMENT
                OF THE CERTIFICATE OF INCORPORATION OF
                   AVIATION EDUCATION SYSTEMS, INC.


     Aviation Education Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, pursuant to Title 8, Section 242 of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the board or directors of the corporation, by written consent filed with the minutes of the board adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

     1. That article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

           FOURTH: The corporation shall be authorized to issue the following shares:

           CLASS            NUMBER OF SHARES          PAR VALUE

           COMMON           400,000,000               $.01

     SECOND: That the aforesaid amendment was duly adopted by the directors and shareholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert W. Lynch, Jr., its President, and attested by Cindy L. Rollins, its Secretary, this 24th day of June, 1993.

                                 AVIATION EDUCATION SYSTEMS, INC.


                                 By:
                                      Robert W. Lynch, Jr., President


ATTEST:


By:
     Cindy L. Rollins, Secretary

                       CERTIFICATE OF AMENDMENT

                  OF THE CERTIFICATE OF INCORPORATION

                  OF AVIATION EDUCATION SYSTEMS, INC.

                 Under Section 242 of the Corporation
                     LAW OF THE STATE OF DELAWARE

     AVIATION EDUCATION SYSTEMS, INC. (the "Corporation") a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:     That the Board of Directors of the Corporation, by written unanimous consent filed with the minutes of the board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     1. That Article FIRST of the Certificate of Incorporation, as previously amended, be further amended to read as follows:

           "FIRST: The name of the corporation is SETECH, INC."

SECOND:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General corporation Law of the State of Delaware.

THIRD:     Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Thomas N. Eisenman, its President, and attested by Cindy L. Rollins, its Secretary, this 9th day of August, 1996.

                                 AVIATION EDUCATION SYSTEMS, INC.


                                 By:
                                      Thomas N. Eisenman, President

ATTEST:


By:
     Cindy L. Rollins, Secretary

                       CERTIFICATE OF AMENDMENT
                OF THE CERTIFICATE OF INCORPORATION OF
                             SETECH, INC.


     SETECH, Inc. (formerly known as Aviation Education Systems, Inc. ) a corporation organized and existing under the laws of the State of Delaware, pursuant to Title 8, Section 242 of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the board of directors of the corporation, by written consent filed with the minutes of the board adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation;

     1. That article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

           FOURTH: The Corporation shall be authorized to issue the following shares:

             CLASS          NUMBER OF SHARES          PAR VALUE

           COMMON                 10,000,000               $.01

     SECOND: That the aforesaid amendment was duly adopted by the directors and shareholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Thomas N. Eisenman, its President, and attested by Cindy L. Rollins,
its Secretary, this        day of                   , 1997.

                                      SETECH, INC.



                                      By:

                                            Thomas N. Eisenman, President


ATTEST:


By:
     Cindy L. Rollins, Secretary